Company Contact:	Investor Relations Contact:
Mr. DishanGuo	HC International
Chief Executive Officer	Ted Haberfield
China Internet Cafe Holdings Group, Inc.	Tel: +1-760-755-2716
Tel: +86-755-2894-3820	Email: thaberfield@hcinternational.net

Mr. Jingwei Li
Vice President of Corporate Finance
China Internet Cafe Holdings Group, Inc
Email: kerban@sina.com
Tel: +86-755-3366-8770

China Internet Café Holdings Group, Inc. Completes $6.35 Million Private Placement

SHENZHEN, China, February 23rd, 2011– China Internet Café Holdings Group, Inc. (the "Company") (OTCBB: CICC), operating through Junlong Culture Communication Co. Ltd (“Junlong”), a leading internet cafe chain operator in China, announced that the Company closed a private placement financing with investors with gross proceeds of $6.35 million to fund the expansion of the Company’s internet café portfolio.

The Company issued 470,153 investment units (the “Units”). Each unit includes 1 ordinary common share and 9 shares of Series A preferred stock, each preferred share convertible into one ordinary common share, in addition to 2 Class A Warrants, each exercisable to purchase 1 share of common stock at an exercise price of $2.00 per share, and 2 Class B Warrants, each exercisable to purchase 1 share of common stock at an exercise price of $3.00. TriPoint Global Equities, LLC was the placement agent on the transaction.

As a component of the private placement, management entered into a Make-Good provision which includes a performance threshold of $10 million in net income for fiscal year ending December 31, 2011, as determined in accordance with U.S. GAAP, as adjusted for certain non-cash charges.

As a result of this placement, the Company now has 21,070,153 shares of common stock issued and outstanding, 4,231,377 shares of preferred stock issued and outstanding (convertible into the same number of shares of common stock), and warrants issued and outstanding exercisable for an aggregate of  2,473,005 shares of common stock.

“The successful completion of this private placement transaction is an important milestone for China Internet Café Holdings Group. We are pleased to add to our strong cash position as we continue to grow our store count. Since we opened our first café in 2006, we have grown rapidly and continue to see significant opportunities for expansion of the Junlong brand of internet cafes in and around Shenzhen” Mr. Dishan Guo stated, Chief Executive Officer of the Company.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

The Company will file a Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the private placement. Viewers should read this report in its entirety and refer to all risk disclosures.

About China Internet Cafe HoldingsGroup, Inc

China Internet Café Holdings Group, Inc. is the holding company of Classic Bond Development Limited. The Company operatesthrough its variable interest entity Junlong Culture Communication Co. Ltd. (“Junlong”), a leading internet cafe chain operator headquartered in Shenzhen, China. Established in 2003, Junlong is one of the five largest internet cafe chain operators in Shenzhen with 48 company-owned stores. Junlong’s internet cafes are operated and managed under the Dragon Surf brand. Its robust system offers a one-stop entertainment and media venue for customers, including VoIP, instant messaging, online games, snacks and drinks. Its internet cafes are typically located in high traffic areas that target mature students and migrant workers. The Company currently employs about 510 full time employees.

About TriPoint Global Equities, LLC

TriPoint Global Equities, LLC (“TriPoint Global”), a FINRA member firm, is a boutique investment bank that provides U.S. and non-U.S. companies of up to $500 million in revenue with capital raising, corporate finance advisory services and assistance with navigating the regulatory environment for companies listing on U.S. markets. TriPoint Global maintains specialized practices in institutional private placements, mergers and acquisitions, and corporate finance. TriPoint has offices in New York, Beijing, Atlanta and Washington, D.C.  For more information, please visit www.tripointglobalequities.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Internet Cafe Holdings Group, Inc, its subsidiary companies and variable interest entity. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to grow; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; the ability to obtain adequate funding for acquisitions, and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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